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                                                                     EXHIBIT 5.1

                       [JORDAAN & RILEY, PLLC LETTERHEAD]



                                  April 2, 2001

The UniMark Group, Inc.
124 McMakin Road
Bartonville, Texas  76226

RE:  The UniMark Group, Inc.  - Registration on Form S-8

Gentlemen:

         We have acted as council to The UniMark Group, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 500,000 shares of the $0.01 par value common stock (the "Common Stock") of the Company that are offered on the exercise of certain stock options (the "Options") granted or that may be granted under The UniMark Group, Inc. 1999 Employee Stock Option Plan (the "Plan"), as more fully described in the Registration Statement.

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon original, or copies certified to our satisfaction, of
(1) the Certificate of Incorporation and the Bylaws of the Company, as amended;
(2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plans, the issuance of shares of Common Stock pursuant to the Plans and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Company presently has available shares of authorized but unissued stock from


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The UniMark Group, Inc.
April 2, 2001
Page 2

which the 500,000 shares of Common Stock proposed to be sold pursuant to exercise of options granted or to be granted under the Plan may be issues. Assuming that the Company maintains an adequate number of authorized but unissued shares available for issuance to those persons who exercise Options granted under the Plans, and assuming that the consideration of shares of Common Stock issued pursuant to such Options is actually received by the Company as provided in the Plans and exceeds the par value of such shares, then the shares of Common Stock issued pursuant to the exercise of the Options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a party of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                             Sincerely yours,

                                             JORDAAN & RILEY, PLLC

                                             By: /s/ JAKES JORDAAN
                                                 ------------------------------
                                                 Jakes Jordaan